EXHIBIT 99.1

Contact:

David Anderson

Vice President, Chief Financial Officer and

Air & Liquid Processing President

(412) 246-4010

danderson@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

March 16, 2026

Ampco-Pittsburgh Corporation (NYSE: AP) Announces Fourth Quarter and Full Year 2025 Results

•
4Q and FY 2025 GAAP net loss of $57.7 million ($2.85 per share) and $66.1 million ($3.28 per share)
•
4Q and FY 2025 losses include non-cash after-tax expenses of $54.3 million and $63.3 million, primarily for costs related to exiting U.K. cast roll businesses and an undiscounted asbestos-related revaluation charge.
•
Q4 2025 Adjusted EBITDA of $3.2 million versus $6.0 million prior year
•
Full Year 2025 Adjusted EBITDA of $29.2M up 4% versus prior year
•
Successfully exited UK cast roll facility in Q4 2025, which is expected to result in an annual positive EBITDA improvement of $7 million to $8 million.

Carnegie, PA, March 16, 2026 – Ampco-Pittsburgh Corporation (NYSE: AP) reported net sales of $108.8 million and $434.2 million for the three and twelve months ended December 31, 2025, compared to $100.9 million and $418.3 million for the three and twelve months ended December 31, 2024. Both segments increased, aided by higher shipment volumes in the Air and Liquid Processing segment and despite the Forged and Cast Engineered Product segment’s shutdown of the UK cast facility and the steel distribution business in Q4 2025.

The Corporation reported a net loss attributable to Ampco of $57.7 million, or $2.85 per share, for the three months ended December 31, 2025, which included $42.4 million, or $2.09 per share, net deconsolidation charge and other costs to exit the UK cast roll business and $11.9 million after tax, or $0.59 per share, for a non cash asbestos revaluation charge. The Corporation’s full year net loss attributable to Ampco was $66.1 million, or $3.28 per share, which included $52.2 million, or $2.60 per share, net deconsolidation charge and other costs to exit the UK cast roll business and a non-core steel distribution facility, as well as the non-cash asbestos revaluation charge of $11.9 million after tax, or $0.59 per share.

Adjusted EBITDA of $3.2 million for the three months ended December 31, 2025 was below prior year while Adjusted EBITDA of $29.2M for the twelve months ended December 31, 2025 was above the prior year. The adjusted EBITDA for the three months ended December 31, 2025 was lower than prior year primarily driven by lower overhead absorption which was the result of a curtailment of production days due to lower demand caused by the tariff impact on the steel market, lower volume of rolls versus FEP products, and the ramp up of the Sweden facility. The lower absorption was partially offset by lower SG&A expenses. The higher adjusted EBITDA for the twelve months ended December 31, 2025 was due to increased revenue, and lower SG&A spending partially offset by lower overhead absorption. The chart below bridges adjusted EBITDA for both Q4 and the full year.

$'s in millions	Three Months Ended December 31	Year Ended December 31
Adjusted EBITDA - 2024	$6.0	$28.1
Changes attributable to the following factors:
Sales volume / pricing	0.1	6.1
Selling, general and administrative	2.3	2.8
Operating overhead absorption	(4.6)	(7.4)
Other	(0.6)	(0.5)
Adjusted EBITDA - 2025	$3.2	$29.2

Commenting on the performance, Ampco-Pittsburgh’s CEO, Brett McBrayer, said, “While Q4 has significant one time non cash charges due to right sizing our operating footprint, we have accomplished the significant steps needed to fundamentally change the earnings power of our portfolio. We are currently shifting about 50% of the volume from the now former UK facility into our Sweden operating plant. As we emerge from the slowdown in the steel market, we expect closing the U.K. facility will have a positive annual EBITDA impact of $7 to $8 million. Meanwhile, our Air and Liquid Processing business continues to show growth potential as full year revenue increased for the fourth consecutive year and adjusted operating income was at a new record high in 2025. Ampco’s adjusted EBITDA has risen by 54% over the last three years”

Interest expense of $2.8 million and $11.4 million for the three and twelve months ended December 31, 2025, is comparable to interest expense for the three and twelve months ended December 31, 2024.

Other income – net for the three months and year-ended December 31, 2025, declined when compared to the three months and year-ended December 30, 2024, due to lower pension income and lower gains on foreign exchange during quarter and lower pension income and higher foreign currency transaction losses for the year-ended. The lower pension income was due to a change in the target allocation of plan assets in the U.S. defined benefit pension plan resulting in a lower expected return on plan assets as the plan approached fully funded status as of December 31, 2025.

Teleconference Access

Ampco-Pittsburgh Corporation (NYSE: AP) will hold a conference call on Tuesday, March 17, 2026, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the fourth quarter ended December 31, 2025. The Corporation encourage participants to pre-register for the conference call using the following link. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. To pre-register, please go to https://dpregister.com/sreg/10206474/10343f2dec2

Those without internet access or unable to pre-register may dial in by calling:

• Participant Dial-in (Toll Free): 1-844-308-3408

• Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will become available on our website under the

Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation and Union Electric Steel Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, Sweden, and Slovenia and participates in two operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters are located in Carnegie, Pennsylvania.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of Ampco-Pittsburgh Corporation and its subsidiaries (collectively, “we,” “us,” “our,” or the “Corporation”). This press release may include, but is not limited to, statements about operating performance, trends and events we expect or anticipate will occur in the future, statements about sales and production levels, timing of orders for our products, restructurings, the impact from pandemics and geopolitical conflicts, profitability and anticipated expenses, inflation, fluctuation of foreign currencies relative to the value of the U.S. dollar, the global supply chain, tariffs, global trade conditions, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate, “project,” “target,” “goal,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For us, these risks and uncertainties include, but are not limited to: inability to maintain adequate liquidity to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; cyclical demand for our products, economic downturns, and insufficient demand for our products; excess global capacity in the steel industry; inability to successfully restructure our operations, complete internal reorganizations, exit our U.K. operations in a timely and/or cost-efficient manner, scale our operations, and/or invest in operations that will yield the best long-term value to our shareholders; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; limitations in availability of capital to fund our strategic plans or at acceptable rates; fluctuations in the value of the U.S. dollar and the functional (local) currency of our subsidiaries relative to other currencies; changes in the global economic environment, inflation, the ongoing impact of tariffs, elevated interest rates, recessions or prolonged periods of slow economic growth, global instability, consequences of pandemics, and actual and threatened geopolitical conflict; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials for us or our customers; inability to maintain compliance with the covenants, representations, or warranties of our various debt agreements; inoperability of certain equipment on which we rely; work stoppage or another industrial action on the part of any of our unions; changes in the existing regulatory environment; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; failure to maintain an effective system of internal control; potential attacks on information technology infrastructure and other cyber-based business disruptions; and those discussed more fully elsewhere in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K and Part II of the latest Quarterly Report on Form 10-Q.

Additionally, as it relates to the insolvency proceedings of Union Electric Steel UK Limited (“UES-UK”), any forward-looking statements are subject to risks and uncertainties related to such proceedings, including but not limited to: the actions of the certain insolvency practitioners of FRP Advisory Trading Limited as administrators of UES-UK and the High Court of Justice, Business and Property Courts at Leeds; the interpretation and application of U.K. insolvency law; potential claims by creditors or other stakeholders; the ability to recover assets; and the broader impact on the Corporation’s consolidated financial condition, results of operations, and strategic plans.

We cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

NON-GAAP FINANCIAL MEASURES

The Corporation presents non-GAAP adjusted net loss attributable to Ampco-Pittsburgh, non-GAAP adjusted net loss per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations. Non-GAAP adjusted net loss attributable to Ampco-Pittsburgh and non-GAAP adjusted net loss per share attributable to Ampco-Pittsburgh exclude significant charges or credits that are one-time charges or credits, unrelated to the Corporation’s ongoing results of operations, or beyond its control. Non-GAAP adjusted EBITDA is calculated as net (loss) income excluding interest expense, other income - net, income tax (benefit) provision, depreciation and amortization, and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the Corporation’s ongoing results of operations, or beyond its control. Non-GAAP adjusted income (loss) from operations is calculated as (loss) income from operations excluding depreciation and amortization and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the segment’s ongoing results of operations, or beyond its control. During the three months and year ended December 31, 2025, the non-GAAP financial measures were adjusted to exclude the deconsolidation of our U.K. cast roll legal entity as well as severance and other exit costs (including accelerated depreciation) associated with our exit from U.K. cast roll operations and a charge to revalue our asbestos liability. In addition, for the year ended December 31, 2025, the non-GAAP financial measures were adjusted to exclude severance and other exit costs (including accelerated depreciation) associated with our exit from U.K. cast roll operations and a non-core steel distribution facility as well as the benefit resulting from employee-retention credits received. These non-GAAP financial measures are not based on any standardized methodology prescribed by accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.

Beginning in 2025, the Corporation began presenting non-GAAP adjusted EBITDA along with non-GAAP adjusted income (loss) from operations. These measures are key measures used by the Corporation's management and Board of Directors to understand and evaluate the operating performance of the Corporation and its segments. While these non-GAAP measures may not be directly comparable to similarly titled measures presented by other companies, the Corporation's management and Board of Directors believe these non-GAAP measures enhance comparability to companies in its stated industry peer group. Additionally, a portion of the incentive and compensation arrangements for certain employees is based on the Corporation’s business performance.

The Corporation believes these non-GAAP financial measures help identify underlying trends in its business that otherwise could be masked by the effect of the items it excludes from adjusted EBITDA and adjusted income (loss) from operations. The Corporation also believes these non-GAAP financial measures provide useful information to management, shareholders and investors, and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects and allowing for greater transparency with respect to key financial metrics used by the Corporation’s management in its financial and operational decision-making. In particular, the Corporation believes the exclusion of the deconsolidation charge, severance and other exit costs, asbestos charge (credit) and the employee-retention credits can provide a useful measure for period-to-period comparisons of the Corporation’s core business performance.

Non-GAAP adjusted net loss attributable to Ampco-Pittsburgh, non-GAAP adjusted net loss per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of non-GAAP adjusted net loss attributable to Ampco-Pittsburgh, rather than net loss attributable to Ampco-Pittsburgh, non-GAAP adjusted net loss per share attributable to Ampco-Pittsburgh, rather than net loss (income) per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA, rather than net (loss) income, or non-GAAP adjusted income (loss) from operations, rather than (loss) income from operations, which are the nearest GAAP equivalents. Among other things, there can be no assurance that additional expenses similar to the deconsolidation charge, severance and other exit costs (including accelerated depreciation) and asbestos-related revaluation charge or additional benefits similar to the employee-retention credits will not occur in future periods.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2025	2024	2025	2024

Total net sales	$108,788	$100,936	$434,166	$418,305

Costs of products sold (excl. depreciation and amortization)	93,463	80,246	354,204	336,809
Selling and administrative	12,760	15,023	52,125	54,878
Depreciation and amortization	4,690	4,657	21,785	18,611
Charge (credit) for asbestos-related costs, net	12,352	(4,184)	12,352	(4,184)
Deconsolidation charge	41,424	-	41,424	-
Severance charge	247	-	6,266	-
Loss on disposal of assets	226	20	489	22
Total operating costs and expenses	165,162	95,762	488,645	406,136

(Loss) income from operations	(56,374)	5,174	(54,479)	12,169

Other expense:
Interest expense	(2,817)	(2,870)	(11,369)	(11,620)
Other — net	1,077	1,897	2,426	4,497
Total other expense — net	(1,740)	(973)	(8,943)	(7,123)

(Loss) income before income taxes	(58,114)	4,201	(63,422)	5,046
Income tax benefit (provision)	1,056	(742)	(120)	(2,695)

Net (loss) income	(57,058)	3,459	(63,542)	2,351

Less: Net income attributable to noncontrolling interest	605	357	2,525	1,913
Net (loss) income attributable to Ampco-Pittsburgh	$(57,663)	$3,102	$(66,067)	$438

Net (loss) income per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$(2.85)	$0.16	$(3.28)	$0.02
Diluted	$(2.85)	$0.16	$(3.28)	$0.02

Weighted-average number of common shares outstanding:
Basic	20,237	19,980	20,139	19,887
Diluted	20,237	19,995	20,139	19,887

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE

(in thousands, except percentages)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP net loss attributable to Ampco-Pittsburgh, non-GAAP adjusted net loss per share attributable to Ampco-Pittsburgh, non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations as supplemental financial measures to GAAP financial measures.

The following is a reconciliation of net (loss) income attributable to Ampco-Pittsburgh and net (loss) income per share attributable to Ampco-Pittsburgh, the most directly comparable GAAP financial measures, to non-GAAP adjusted net loss and adjusted net loss per share attributable to Ampco-Pittsburgh, for the three months and year ended December 31, 2025, and 2024, respectively:

	Three months ended
	December 31,

	2025		2024
	Net (loss) income	EPS	Net income (loss)	EPS
Net (loss) income attributable to Ampco-Pittsburgh, as reported (GAAP)	$(57,663)	$(2.85)	$3,102	$0.16
Add (deduct):
Asbestos charge (credit)	11,858	0.59	(4,031)	(0.20)
Deconsolidation charge	41,424	2.05	-	-
Severance and other exit costs, including depreciation(1)	971	0.04	-	-
Net loss attributable to Ampco-Pittsburgh, as adjusted (non-GAAP)	$(3,410)	$(0.17)	$(929)	$(0.04)

	Year Ended
	December 31,

	2025		2024
	Net (loss) income	EPS	Net income (loss)	EPS
Net (loss) income attributable to Ampco-Pittsburgh, as reported (GAAP)	$(66,067)	$(3.28)	$438	$0.02
Add (deduct):
Asbestos charge (credit)	11,858	0.59	(4,031)	(0.20)
Deconsolidation charge	41,424	2.06
Severance and other exit costs, including depreciation(1)	10,790	0.54
Employee retention credits	(724)	(0.04)
Net loss attributable to Ampco-Pittsburgh, as adjusted (non-GAAP)	$(2,719)	$(0.13)	$(3,593)	$(0.18)

1) Non-GAAP adjustment for severance and other exit costs, inclusive of accelerated depreciation of $265 and $3,327 for the three months and year ended December 31, 2025, respectively, attributable to the exit of the U.K. cast roll facility and a small steel distribution business.

The following is a reconciliation of net loss (income), the most directly comparable GAAP financial measure, to non-GAAP adjusted EBITDA for the three months and year-ended December 31, 2025, and 2024, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,

	2025	2024	2025	2024

Net (loss) income (GAAP)	$(57,058)	$3,459	$(63,542)	$2,351
Add (deduct):
Interest expense	2,817	2,870	11,369	11,620
Other income – net	(1,077)	(1,897)	(2,426)	(4,497)
Income tax (benefit) provision	(1,056)	742	120	2,695
(Loss) income from operations	(56,374)	5,174	(54,479)	12,169
Add:
Depreciation and amortization(1)	4,690	4,657	21,785	18,611
Stock-based compensation	379	372	1,351	1,478
Asbestos charge (credit)	12,352	(4,184)	12,352	(4,184)
Deconsolidation charge	41,424	-	41,424	-
Severance and other exit costs, excluding depreciation	705	-	7,463	-
Employee retention credits	-	-	(735)	-
EBITDA, as adjusted (Non-GAAP)	$3,176	$6,019	$29,161	$28,074

Net sales	$108,788	$100,936	$434,166	$418,305
Adjusted EBITDA margin	2.92%	5.96%	6.72%	6.71%
(1)
Depreciation and amortization expense for the three months and year-ended December 31, 2025 includes accelerated depreciation of $265 and $3,327, respectively, attributable to the exit of the U.K. cast roll facility and a small steel distribution business

The following is a reconciliation of net (loss) income, the most directly comparable GAAP financial measure, to non-GAAP adjusted EBITDA for the year ended December 31, 2023, and 2022, respectively:

	Year Ended
	December 31,

	2023	2022

Net (loss) income (GAAP)	$(38,119)	$3,980
Add (deduct):
Interest expense	9,347	5,434
Other income – net	(4,644)	(8,212)
Income tax (benefit) provision	(1,158)	1,576
(Loss) income from operations	(34,574)	2,778
Add:
Depreciation and amortization	17,674	17,408
Stock-based compensation	2,146	1,665
Foreign Energy Credit	(1,874)	-
Asbestos charge (credit)	40,696	(2,226)
Change in employee benefit policy	-	(1,431)
Refund of Excess COVID-19 Subsidies	-	664
EBITDA, as adjusted (Non-GAAP)	$24,068	$18,858

Net sales	$422,340	$390,189
Adjusted EBITDA margin	5.70%	4.83%

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE, CONTINUED

(in thousands, except percentages)

The following is a reconciliation of (loss) income from operations, the most directly comparable GAAP financial measure, to non-GAAP adjusted income (loss) from operations for the three months and year-ended December 31, 2025, and 2024, respectively:

	Three months ended December 31,
	2025				2024
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
(Loss) income from operations	$(44,220)	$(9,431)	$(2,723)	$(56,374)	$1,101	$7,568	$(3,495)	$5,174
Add:
Depreciation and amortization(2)	4,341	349	-	4,690	4,378	279	-	4,657
Stock-based compensation	-	-	379	379	-	-	372	372
Asbestos charge (credit)	-	12,352	-	12,352	-	(4,184)	-	(4,184)
Deconsolidation charge	41,424	-	-	41,424	-	-	-	-
Severance and other exit costs	705	-	-	705	-	-	-	-
Income (loss) from operations, as adjusted (Non-GAAP)	$2,250	$3,270	$(2,344)	$3,176	$5,479	$3,663	$(3,123)	$6,019

Net sales	$70,945	$37,843		$108,788	$66,460	$34,476		$100,936
Adjusted margin from operations	3.17%	8.64%		2.92%	8.24%	10.62%		5.96%

	Year ended December 31,
	2025				2024
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
(Loss) income from operations	$(44,679)	$2,145	$(11,945)	$(54,479)	$10,494	$15,858	$(14,183)	$12,169
Add:
Depreciation and amortization(2)	20,600	1,185	-	21,785	17,602	1,009	-	18,611
Stock-based compensation	-	-	1,351	1,351	-	-	1,478	1,478
Asbestos charge (credit)	-	12,352	-	12,352	-	(4,184)	-	(4,184)
Deconsolidation charge	41,424	-	-	41,424	-	-	-	-
Severance and other exit costs	7,463	-	-	7,463	-	-	-	-
Employee retention credits	(456)	(279)	-	(735)	-	-	-	-
Income (loss) from operations, as adjusted (Non-GAAP)	$24,352	$15,403	$(10,594)	$29,161	$28,096	$12,683	$(12,705)	$28,074

Net sales	$292,608	$141,558		$434,166	$286,565	$131,740		$418,305
Adjusted margin from operations	8.32%	10.88%		6.72%	9.80%	9.63%		6.71%

(1) Corporate represents the operating expenses of the corporate office and other costs not allocated to the segments.

(2) Depreciation and amortization expense for the three months ad year ended December 31, 2025 includes accelerated depreciation of $265 and $3,327, respectively, attributable to the exit of the U.K. cast roll facility and a small steel distribution business.